                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            MARSH SUPERMARKETS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                     MARSH

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 5, 1997

TO THE SHAREHOLDERS OF
MARSH SUPERMARKETS, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Marsh Supermarkets, Inc. (the "Corporation") will be held at the principal executive offices of the Corporation, 9800 Crosspoint Boulevard, Indianapolis, Indiana, on Tuesday, August 5, 1997, at 10 o'clock A.M. (Eastern Standard Time), for the following purposes:

          1. To elect three directors for terms of three years each and until their successors are duly elected and qualified; and

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on Monday, June 2, 1997, as the record date for determining the shareholders entitled to notice of, and to vote at, the meeting and at any adjournment thereof.

     You are cordially invited to attend this meeting. Whether or not you expect to attend the meeting, we encourage you to vote your shares by dating and signing the enclosed proxy and returning it as promptly as possible in the accompanying postage prepaid envelope.

     By order of the Board of Directors.

                                          MARSH SUPERMARKETS, INC.

                                          By:  /s/ P. LAWRENCE BUTT
                                             -----------------------------------
                                             P. Lawrence Butt, Secretary

Indianapolis, Indiana
June 26, 1997

                            MARSH SUPERMARKETS, INC.
                           9800 CROSSPOINT BOULEVARD
                        INDIANAPOLIS, INDIANA 46256-3350

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 5, 1997

     This Proxy Statement and the accompanying proxy are being mailed to shareholders of Marsh Supermarkets, Inc. (the "Corporation") in connection with the solicitation of the enclosed proxy by and on behalf of the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held pursuant to the accompanying Notice of Annual Meeting, and at any adjournment of such meeting. This Proxy Statement and the accompanying proxy are being first mailed to shareholders on or about June 26, 1997.

                               VOTING SECURITIES

     At June 2, 1997, the Corporation had outstanding 3,849,426 shares of Class A Common Stock and 4,544,232 shares of Class B Common Stock. Each share of Class A Common Stock entitles its owner to one vote upon each matter to come before the Annual Meeting. Shares of Class B Common Stock are non-voting with respect to the matters before the Annual Meeting. Only Class A Common Stock shareholders of record at the close of business on Monday, June 2, 1997, will be entitled to vote at the Annual Meeting and at any adjournment thereof.

                   PROXY, VOTING AND METHOD OF COUNTING VOTES

     When the enclosed proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting and at any adjournment thereof as directed by the shareholder executing the proxy, unless it is earlier revoked. If no directions are given on the proxy with respect to any particular matter to be acted upon at the Annual Meeting, the shares represented by the proxy will be voted in favor of such matter. Shares represented by proxies which are marked "abstain" with respect to any matter before the Annual Meeting will be considered only for the purpose of determining the presence of a quorum at the meeting, but will neither be counted nor have any effect on the vote with respect to such matter. Similarly, shares beneficially owned by persons who do not provide voting instructions on a matter before the Annual Meeting with respect to which a broker is prohibited from exercising discretionary authority will be deemed present at the meeting for quorum purposes, but will not be included in the vote total with respect to such matter. Brokers are not prohibited from exercising discretionary authority with respect to each matter before the Annual Meeting except to the extent they receive instructions to the contrary from their clients at least 10 days prior to the Annual Meeting. Any shareholder executing and delivering a proxy has the right to revoke it at any time before the authority granted thereby is exercised by the due execution of another proxy bearing a later date or by written notice to the Secretary of the Corporation. Shareholders who are present in person at the Annual Meeting may revoke their proxy and vote in person if they so desire.

                            SOLICITATION OF PROXIES

     This solicitation of proxies is being made by the Board of Directors of the Corporation and the expenses thereof will be borne by the Corporation. The principal solicitation is being made by mail; however, additional solicitations may be made by telephone, telegraph, telecopier or personal interview by officers of the Corporation who will not be additionally compensated therefor, and by D. F. King & Co., Inc., which has been engaged to distribute proxies and solicit votes for a fee estimated not to exceed $3,000, plus reimbursement of out-of-pocket expenses. The Corporation expects to reimburse brokerage houses, banks and other fiduciaries for reasonable expenses of forwarding proxy material to beneficial owners.

                             ELECTION OF DIRECTORS

     The Corporation's Board of Directors consists of ten members, each of whom is elected to serve for a term of three years. Three directors will be elected at the Annual Meeting to serve until the Annual Shareholders Meeting in 2000 and until their successors are duly elected and qualified. Proxies representing shares of Class A Common Stock held on the record date which are returned duly executed will be voted, unless otherwise specified, in favor of the three nominees for the Board of Directors named below. All nominees have consented to serve if elected, but should any nominees be unavailable to serve (which event is not anticipated), the persons named in the proxy intend to vote for such substitute nominee as the Board of Directors may recommend. The nominees shall be elected by a plurality of the votes cast in the election by the holders of the Class A Common Stock represented and entitled to vote at the Annual Meeting, assuming the existence of a quorum.

     Biographical and other information for each nominee and for each incumbent director is set forth below:

              NAME, AGE, PRINCIPAL OCCUPATION                 DIRECTOR
                  AND BUSINESS EXPERIENCE                      SINCE
              -------------------------------                 --------

     NOMINEES FOR DIRECTOR TO SERVE UNTIL THE 2000 ANNUAL
     MEETING:

DON E. MARSH, 59............................................    1959
  Chairman of the Board, President and Chief Executive
  Officer of the Corporation; son of Garnet R. Marsh and
  brother of C. Alan Marsh and William L. Marsh; director,
  Indiana Energy Incorporated, Indianapolis, Indiana (a gas
  utility company); director, National City Bank, Indiana,
  Indianapolis, Indiana; director, Nash Finch Company,
  Minneapolis, Minnesota (a supermarket chain). See Notes
  (1), (2) and (4).
WILLIAM L. MARSH, 53........................................    1991
  Vice President-General Manager, Property Management, of
  the Corporation; son of Garnet R. Marsh and brother of Don
  E. Marsh and C. Alan Marsh.
STEPHEN M. HUSE, 54.........................................    1985
  President and Chief Executive Officer, Huse Food Group,
  Incorporated, Bloomington, Indiana (a retail restaurant
  management company); director, KeyBank, Indiana,
  Indianapolis, Indiana; director, Signature Inn, Inc.,
  Indianapolis, Indiana (a regional motel chain). See Notes
  (1), (2) and (3).

     INCUMBENT DIRECTORS PREVIOUSLY ELECTED TO SERVE UNTIL
     1998 ANNUAL MEETING:

JACK E. BUCKLES, 70.........................................    1972
  Partner, Beasley Gilkison Retherford Buckles & Clark,
  Attorneys at Law, Muncie, Indiana. See Note (3).
K. CLAY SMITH, 59...........................................    1989
  President and Chief Executive Officer, Underwood Machinery
  Transport Company, Inc., Indianapolis, Indiana (a heavy
  equipment transport company); director, Bindley-Western
  Industries, Inc., Indianapolis, Indiana (a wholesale
  pharmaceutical distributor). See Notes (1) and (2).
GARNET R. MARSH, 86.........................................    1977
  Widow of Ermal W. Marsh, founder of the Corporation;
  mother of Don E. Marsh, C. Alan Marsh and William L.
  Marsh.

     INCUMBENT DIRECTORS ELECTED TO SERVE UNTIL THE 1999
     ANNUAL MEETING:

CHARLES R. CLARK, 63........................................    1978
  Partner, Beasley Gilkison Retherford Buckles & Clark,
  Attorneys at Law, Muncie, Indiana. See Note (1).
C. ALAN MARSH, 55...........................................    1968
  Vice Chairman of the Board and Senior Vice-President,
  Corporate Development, of the Corporation; son of Garnet
  R. Marsh and brother of Don E. Marsh and William L. Marsh.
  See Note (1).

              NAME, AGE, PRINCIPAL OCCUPATION                 DIRECTOR
                  AND BUSINESS EXPERIENCE                      SINCE
              -------------------------------                 --------
JAMES K. RISK, III, 55......................................    1986
  President and Chief Executive Officer, Kirby Risk
  Corporation, Lafayette, Indiana (a wholesale electrical
  equipment distributor); director, Bindley-Western
  Industries, Inc., Indianapolis, Indiana (a wholesale
  pharmaceutical distributor); director, Lafayette Life
  Insurance Company, Lafayette, Indiana (an insurance
  company). See Note (3).
J. MICHAEL BLAKLEY, 56......................................    1996
  Chairman of the Board of Directors and Chief Executive
  Officer, The Blakley Corporation, Indianapolis, Indiana (a
  full service flooring company).

---------------

(1) Member of Audit Committee.
(2) Member of Executive Committee.
(3) Member of Salary Committee.
(4) Since March 31, 1996, the largest aggregate amount of indebtedness outstanding and owed by Don E. Marsh to the Corporation was $277,435, which is the principal amount of, and accrued interest at the rate of 6% per annum on, a loan which the Salary Committee authorized the Corporation to make to Mr. Marsh and to other optionees under the 1980 Marsh Stock Plan to fund the exercise of options granted under such plan which would have expired May 31, 1993. The loan is due May 28, 1998.

COMMITTEES OF THE BOARD

     The Board of Directors has standing Executive, Audit and Salary committees, membership in which is indicated in the preceding table, but does not have a nominating committee. During fiscal year 1997, the Board of Directors held four meetings, the Audit Committee held two meetings and the Salary Committee held two meetings. The Executive Committee did not hold any meetings during the fiscal year. All directors attended at least 75% of the aggregate of all Board meetings and committee meetings of which they were members during the fiscal year.

     The Executive Committee is empowered to exercise authority over the affairs of the Corporation during intervals between meetings of the Board of Directors. The Audit Committee reviews matters involving the work of independent auditors and is responsible for their selection, subject to the approval of the Board of Directors.

     The Salary Committee, composed entirely of directors who are not employees of the Corporation, reviews and approves the compensation policies and actions affecting officers, employment and severance arrangements, benefits awarded under the Corporation's incentive plans, such as the Management Incentive Plan and the 1991 Employee Stock Incentive Plan, and determines participation in the Executive Life Insurance Plan and the Supplemental Retirement Plan.

COMPENSATION OF DIRECTORS

     Each member of the Board of Directors who was not an employee of the Corporation or any of its subsidiaries (an "Outside Director") received an annual retainer of $20,000 during the fiscal year. The Chairman of each standing committee of the Board of Directors who is an Outside Director also received an additional fee of $5,000 for serving in that capacity. A director may elect to have all or a portion of the foregoing fees deferred under a deferred compensation plan offered by the Corporation. In fiscal year 1997, fees paid to Outside Directors for services in all capacities aggregated $170,000.

     Each Outside Director who was serving on the Board of Directors on August 4, 1992, or who is first elected to the Board of Directors thereafter, is entitled to a one-time grant of 500 shares of restricted Class B Common Stock of the Corporation under the 1992 Stock Option Plan for Outside Directors approved by the shareholders at the 1992 Annual Meeting. The 1992 Stock Option Plan also provides for the granting of non-qualified stock options for 1,500 shares of Class B Common Stock upon each election of an Outside Director to the Board of Directors during the term of the Plan, which expires in 2002.

     A director who is not an Outside Director does not receive any fee for serving as a director, Chairman of the Board, or Chairman of any standing committee and is not eligible to receive grants of either options or restricted stock under the 1992 Stock Option Plan for Outside Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. C. Alan Marsh owns a 17.5% interest in McWheel Properties, LLC, a limited liability company to which the Corporation paid $779,588 in fiscal year 1997 in connection with the lease of a supermarket facility in Muncie, Indiana, upon terms which the Corporation believes were no less favorable than the Corporation could have obtained from unaffiliated third parties.

     Mr. J. Michael Blakley is a director of the Corporation and Chairman of the Board and Chief Executive Officer of The Blakley Corporation, a full service flooring company, which, as a subcontractor of the general contractor which constructed a supermarket facility in fiscal year 1997, indirectly supplied $244,262 of flooring material to the Corporation. The Blakley Corporation also supplied directly to the Corporation in fiscal year 1997 $2,424 of flooring materials in the ordinary course of business and upon terms which were no less favorable than the Corporation could have obtained from unaffiliated third parties.

     See succeeding paragraphs and footnotes to the preceding table regarding nominees and incumbent directors for information regarding other relationships and related transactions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Jack E. Buckles is a director of the Corporation and a partner in the law firm of Beasley Gilkison Retherford Buckles & Clark, which the Corporation has retained and intends to continue to retain.

     Mr. James K. Risk, III, is a director of the Corporation and President and Chief Executive Officer of Kirby Risk Corporation, a wholesale electrical equipment distributor from which the Corporation purchased $265,970 of electrical supplies in the ordinary course of business during fiscal year 1997 upon terms which the Corporation believes were no less favorable than it could have obtained from unaffiliated third parties.

                  SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN
                               BENEFICIAL OWNERS

MANAGEMENT'S STOCK OWNERSHIP

     The following table sets forth, as of June 2, 1997, certain information regarding the beneficial ownership of the Corporation's Common Stock by all directors and nominees, by the Named Officers (as defined herein), and by all directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power over the shares of Class A Common Stock and the Class B Common Stock listed as beneficially owned by such person.

                                                    NUMBER AND NATURE OF     PERCENT OF CLASS
                                                    BENEFICIAL OWNERSHIP      OUTSTANDING(1)
                                                    ---------------------   ------------------
                       NAME                          CLASS A     CLASS B    CLASS A    CLASS B
                       ----                         ---------   ---------   -------    -------
J. Michael Blakley................................        200       1,000
Jack E. Buckles...................................      2,125       4,625(2)
Charles R. Clark..................................        375       2,500(3)
Stephen M. Huse...................................        589       2,374(3)
C. Alan Marsh.....................................    228,563(4)   191,679(4)   5.9%     4.2%
Don E. Marsh......................................    369,074(5)   386,277(5)   9.6%     8.5%
Garnet R. Marsh...................................    269,262(6)   303,498(6)   7.0%     6.7%
William L. Marsh..................................    346,467(7)   282,238(7)   9.0%     6.2%
James K. Risk, III................................        225       2,225(3)
K. Clay Smith.....................................        500       4,000(2)
Ronald R. Walicki.................................     32,396(8)    49,868(8)            1.1%
David M. Redden...................................     22,146(9)    35,365(9)
All directors and executive officers as a group
  (17 persons)....................................    823,416(10)   845,113(10)  21.4%  18.6%

---------------

 (1) Percentages less than 1% of the outstanding shares of either class of Common Stock are not shown.
 (2) Includes options to acquire 3,000 shares of Class B Common Stock which are currently exercisable.
 (3) Includes options to acquire 1,500 shares of Class B Common Stock which are currently exercisable.
 (4) Includes 1,576 shares of Class A Common Stock and 796 shares of Class B Common Stock with respect to which C. Alan Marsh is trustee, and 113,343 shares owned by one of the trusts described in Note (6) below with respect to which C. Alan Marsh is a co-trustee. Also includes options to acquire 24,275 shares of Class A Common Stock and 45,425 shares of Class B Common Stock which are currently exercisable.
 (5) Includes 5,466 shares of Class A Common Stock and 4,108 shares of Class B Common Stock owned by members of immediate family, 9,878 shares of Class A Common Stock and 5,120 shares of Class B Common Stock with respect to which Don E. Marsh is trustee, and 113,343 shares owned by one of the trusts described in Note (6) below with respect to which Don E. Marsh is a co-trustee. Also includes options to acquire 54,000 shares of Class A Common Stock and 82,250 shares of Class B Common Stock which are currently exercisable.
 (6) Includes 253,743 shares owned by two trusts of which Garnet R. Marsh is either the life tenant or income beneficiary. Don E. Marsh, C. Alan Marsh and William L. Marsh each has a one-third remainder interest in each of the foregoing trusts, subject to the life estate of Garnet R. Marsh, and share voting and investment powers with respect to 113,343 shares in one of such trusts with Garnet R.

Marsh as co-trustees. William L. Marsh is a co-trustee of the other trust. Also includes options to acquire 3,000 shares of Class B Common Stock which are currently exercisable.
 (7) Includes 1,979 shares of Class A Common Stock and 1,116 shares of Class B Common Stock owned by members of immediate family and 253,743 shares owned by the trusts described in Note (6) above with respect to which William L. Marsh is a co-trustee. Also includes options to acquire 15,475 shares of Class A Common Stock and 26,950 shares of Class B Common Stock which are currently exercisable.
 (8) Includes options to acquire 22,350 shares of Class A Common Stock and 39,875 shares of Class B Common Stock which are currently exercisable.
 (9) Includes options to acquire 13,325 shares of Class A Common Stock and 27,800 shares of Class B Common Stock which are currently exercisable.
(10) Includes options to acquire 156,450 shares of Class A Common Stock and 266,425 shares of Class B Common Stock which are currently exercisable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the knowledge of the Corporation, as of June 2, 1997, other than Garnet
R. Marsh*, Don E. Marsh*, C. Alan Marsh* and William L. Marsh* whose security ownership is listed in the preceding table, the only other beneficial owner of more than 5% of the outstanding shares of Class A Common Stock is set forth in the following table:

                                                     PERCENT OF
                                                      CLASS A
   NAME AND ADDRESS OF      AMOUNT AND NATURE OF    COMMON STOCK
    BENEFICIAL OWNER        BENEFICIAL OWNERSHIP    OUTSTANDING
   -------------------     ----------------------   ------------
GREAT AMERICAN
  INSURANCE..............     729,844 shares(1)        18.9%
  COMPANY,
  c/o American Financial
     Corporation
  One East Fourth Street
  Cincinnati, Ohio

---------------

  * Mailing address is 9800 Crosspoint Boulevard, Indianapolis, Indiana.
(1) As reflected in Schedule 13D, dated March 18, 1983, as amended by Amendment No. 1 thereto, dated March 23, 1983, Amendment No. 2 thereto, dated July 30, 1986, Amendment No. 3 thereto, dated November 1, 1991, and Amendment No. 4 thereto, dated January 14, 1992, and in a Form 4, dated November 8, 1996, filed by American Financial Corporation and Carl H. Lindner with the Securities and Exchange Commission.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation paid or distributed by the Corporation for services in all capacities for fiscal years ended April 1, 1995, March 30, 1996, and March 29, 1997 to the Chief Executive Officer and each of the other four (4) most highly compensated executive officers of the Corporation whose compensation exceeded $100,000 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                   ANNUAL COMPENSATION                        AWARDS
                                       --------------------------------------------   ----------------------    ALL OTHER
     NAME AND PRINCIPAL       FISCAL                                OTHER ANNUAL      SECURITIES UNDERLYING    COMPENSATION
          POSITION             YEAR    SALARY($)   BONUS($)(A)   COMPENSATION($)(B)      OPTIONS/SARS (#)       (C)(D)($)
     ------------------       ------   ---------   -----------   ------------------   ----------------------   ------------
Don E. Marsh,
  Director; Chairman of the    1997    $550,000     $110,000          $10,425         Class B           0        $29,858
  Board, President & Chief     1996    $550,000     $ 20,000          $10,425         Class A         75,000     $26,214
  Executive Officer            1995    $525,000     $ 75,000          $ 8,529         Class B         24,000     $23,992
C. Alan Marsh,
  Director; Vice Chairman of
  the Board and Senior Vice    1997    $288,846     $      0          $ 5,309         Class B           0        $15,797
  President, Corporate         1996    $275,000     $ 25,000          $ 5,309         Class A         15,000     $15,348
  Development                  1995    $253,846     $ 25,000          $ 5,042         Class B         12,000     $16,242
Ronald R. Walicki,
  President & Chief            1997    $257,692     $ 50,000          $ 6,678         Class B           0        $19,430
  Operating Officer, Village   1996    $250,000     $ 50,000          $ 6,678         Class A         20,000     $19,398
  Pantry Division              1995    $250,000     $ 22,115          $ 6,343         Class B         11,500     $19,427
David M. Redden,
  Senior Vice                  1997    $250,000     $ 35,000          $ 2,767         Class B           0        $ 9,267
  President -- Human           1996    $250,000     $ 50,000          $ 2,767         Class A         20,000     $ 8,942
  Resources                    1995    $231,731     $      0          $ 2,628         Class B         10,500     $ 9,086
William L. Marsh,
  Director; Vice
    President --               1997    $243,846     $      0          $ 2,794         Class B           0        $ 7,601
  General Manager, Property    1996    $230,000     $      0          $ 2,794         Class A         15,000     $ 7,601
  Management                   1995    $210,000     $      0          $ 2,283         Class B          7,500     $44,434

---------------

(a) Cash bonuses authorized by the Salary Committee.
(b) Represents reimbursement for income taxes on premiums paid under Executive Life Insurance Plan.
(c) Perquisites or other personal benefits, securities or property received did not exceed the lesser of $50,000 or 10% of salary and bonus, except for W.
    L. Marsh, who received in fiscal year 1995 property valued at $32,012 upon expiration of a vehicle lease.
(d) Includes for fiscal year 1997: (i) Executive Life Insurance Plan premiums of $10,425, $5,309, $6,678, $2,767 and $2,794, respectively; (ii)
    Supplemental Long-Term Disability Plan premiums of $10,180, $5,503, $6,816, $2,376 and $3,303, respectively; and (iii) contributions to the Corporation's 401(k) plan in the amount of $3,644, $2,128, $2,342 and $2,635 for D. E. Marsh, C. A. Marsh, R. R. Walicki and D. M. Redden, respectively.

OPTIONS/SAR EXERCISES AND FISCAL YEAR END VALUES TABLE

     The following table sets forth information with respect to the exercise of options and SARs during, and the unexercised options and SARs held at the end of, the fiscal year ended March 29, 1997, by the Named Officers. No SARs were granted during the fiscal year 1997. No options were exercised during fiscal year 1997.

    AGGREGATE OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
                            OPTION/SAR VALUES TABLE

                                                             NUMBER OF SECURITIES
                                                                  UNDERLYING                   VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS/SARS AT        IN-THE-MONEY OPTIONS/SARS
                                                               FISCAL YEAR END               AT FISCAL YEAR END($)(A)
                                                        ------------------------------    ------------------------------
NAME                                            CLASS   EXERCISABLE      UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
----                                            -----   -----------      -------------    -----------      -------------
Don E. Marsh..................................    A       54,000            56,250         $346,163          $717,188
                                                  B       82,250             6,000         $509,363          $ 76,500

C. Alan Marsh.................................    A       24,275            11,250         $113,794          $143,438
                                                  B       45,425             3,000         $281,456          $ 38,250

Ronald R. Walicki.............................    A       22,350            15,000         $119,213          $191,250
                                                  B       39,875             2,875         $248,306          $ 36,656

David M. Redden...............................    A       13,325            15,000         $ 89,569          $191,250
                                                  B       27,800             2,625         $163,838          $ 33,469

William L. Marsh..............................    A       15,475            11,250         $ 33,647          $181,875
                                                  B       26,950             1,875         $164,475          $ 23,906

---------------

(a) Value of unexercised options based on fiscal year end per share price of $12.75 for Class A Common Stock and $12.75 for Class B Common Stock.

RETIREMENT PLANS

     The following table illustrates the estimated annual pension benefits under the Employees' Pension Plan of Marsh Supermarkets, Inc. and Subsidiaries (taking Social Security benefits into account, but without regard to any survivorship benefit to an eligible spouse) (the "Pension Plan") payable for a single straight life annuity upon normal retirement age at the compensation levels and years of benefit service shown, as well as under the supplemental retirement plan which provides benefits that would otherwise be denied to participants by reason of certain Internal Revenue Code limitations on qualified plan benefits.

                      ESTIMATED RETIREMENT BENEFITS TABLE

AVERAGE ANNUAL
 COMPENSATION             ESTIMATED ANNUAL RETIREMENT
 DURING LAST     BENEFITS AT VARIOUS YEARS OF BENEFIT SERVICE
  4 YEARS OF     ---------------------------------------------
   SERVICE         10 YEARS        20 YEARS        30 YEARS
--------------   -------------   -------------   -------------
    200,000             84,088          84,088          84,088
    280,000            124,088         124,088         124,088
    360,000            164,088         164,088         164,088
    440,000            204,088         204,088         204,088
    520,000            244,088         244,088         244,088
    600,000            284,088         284,088         284,088
    680,000            324,088         324,088         324,088
    760,000            364,088         364,088         364,088
    840,000            404,088         404,088         404,088

     Under the Pension Plan, monthly retirement benefits are computed on the basis of highest average monthly earnings during any 48 consecutive months of the last 120 months preceding retirement. The compensation covered by the Pension Plan includes all monthly earnings, but excludes amounts paid under the Management Incentive Plan or similar plans prior to January 1, 1985. Benefits payable under the supplemental plan exclude the sum of benefits payable under the Pension Plan and Social Security. Effective December 31, 1996, the accrual of benefits under the Pension Plan was curtailed.

     As of June 2, 1997, Don E. Marsh, C. Alan Marsh, Ronald R. Walicki, David
M. Redden and William L. Marsh had 39, 32, 33, 27 and 31 years of benefit service, respectively. Assuming that the Named Officers continue in their present positions at their current salaries until retirement at age 65, their estimated annual pensions under the Pension Plan and the supplemental retirement plan would be $313,536, $137,430, $150,756, $125,892 and $108,680, respectively.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Corporation has employment agreements with Don E. Marsh, C. Alan Marsh and William L. Marsh, which were amended and restated as of December 31, 1992, for terms of three years each, subject to termination or automatic extension as provided in the agreements. Under the agreements, the base annual salaries for Don E. Marsh, C. Alan Marsh and William L. Marsh are $440,000, $275,000 and $165,000, respectively, subject to periodic review and increase, but not decrease, by the Salary Committee or the Board of Directors. The agreements also provide that, in the event of a "Change in Control" of the Corporation and the subsequent severance of employment, the employee shall receive severance pay in an amount equal to three times the sum of the employee's highest base salary during the last 12 months and the highest cash bonus during the last 24 months, together with certain other limited employee benefits, as described in the agreements. In addition, the Corporation has severance agreements with Ronald R. Walicki and David M. Redden which provide that, in the event of a "Change in Control" of the Corporation and subsequent severance of employment, the employee shall receive severance pay equal to three times the sum of the employee's highest base salary during the 12 months immediately preceding his termination and his highest annual bonus during the 36 months immediately preceding termination. The term of each severance agreement is for a period of three years, subject to earlier termination and automatic extension. If a "Change in Control" had occurred on March 29, 1997 and the employment of all the Named Officers had been severed as of that date, Don E. Marsh, C. Alan Marsh, Ronald
R. Walicki, David M. Redden and William L. Marsh would have been entitled to receive severance pay in the aggregate amount of $1,980,000, $941,538, $923,076, $900,000 and $731,538, respectively.

REPORT OF THE SALARY COMMITTEE OF THE BOARD OF DIRECTORS

  Compensation Philosophy

     The Salary Committee of the Board of Directors (the "Committee") believes that the primary objective of the Corporation's executive compensation policies should be:

     - To attract and retain talented executives by providing compensation that is, overall, competitive with the compensation provided to executives at selected peer companies of comparable size and position in the retail or other businesses, as appropriate, while maintaining compensation within levels that are consistent with the Corporation's business plan, financial objectives and operating performance;

     - To provide appropriate incentives for executives to work toward the achievement of the Corporation's annual budgetary targets established in the Corporation's business plan; and

     - To align more closely the interests of executives with those of shareholders and the long-term interest of the Corporation by providing long-term incentive compensation in the form of stock options, restricted stock or other equity-based long-term incentive compensation.

     The Committee believes that the Corporation's executive compensation policies should be reviewed each year following the time when the financial results of the Corporation's prior fiscal year become available. The policies are reviewed in light of their consistency with the Corporation's financial performance, its business plan and its position within the retail industry, as well as the compensation policies of similar companies in the retail business. The compensation of individual executives is reviewed at least annually by the Committee in light of its executive compensation policies for that year.

     In reviewing the comparability of the Corporation's executive compensation policies, the Committee looks to executive compensation for other companies with businesses reasonably related to the Corporation's business, but may also consider factors which are unique to the Corporation. The Committee believes that for the current year and for the foreseeable future, the companies included in the retail industry are generally appropriate for comparison, particularly after taking into account differences in size and factors which might affect limited segments of such industry. The Committee will continue to review compensation information from the performance peer group and may supplement such information with data from other organizations in the industry or geographic area in which the Corporation operates.

     The Committee believes that, in addition to corporate performance and specific business unit performance, it is appropriate to consider, in setting and reviewing executive compensation, the personal contributions a particular individual may make to the success of the corporate enterprise. This includes quantitative measures against objectives as well as qualitative factors, such as leadership skills, planning initiatives, development and morale skills, public affairs and civic involvement. No relative weight is assigned to these qualitative factors, which are applied subjectively by the Committee.

     The Committee believes that the above philosophy furthers the shareholders' interest since a significant part of executive compensation is based on obtaining results that are beneficial to all shareholders. At the same time, the Committee believes the philosophy encourages responsible management of the Corporation in the short term. The Committee regularly reviews its philosophy so that the overall philosophy is as effective as practicable in furthering shareholder interest. The Committee bases its review on the experience of its members, on information requested from management, and on discussions with and information compiled by independent compensation consultants.

COMPENSATION OF EXECUTIVES OTHER THAN THE CHIEF EXECUTIVE OFFICER

     The Committee believes that the compensation of executive officers (other than the Chief Executive Officer) for fiscal year 1997 should be comprised of base compensation, annual incentive compensation and long-term incentive compensation and has applied the policies described herein as set forth below.

          Base Compensation. Base compensation for executive officers of the Corporation is currently set at approximately the fiftieth to seventy-fifth percentile of the base compensation of executive officers with similar responsibilities at other selected peer group companies included in the performance graph. These compensation levels have enabled the Corporation to attract and retain talented executives while keeping compensation in line with the financial objectives of the Corporation. Accordingly, the Committee believes that the current policy concerning base compensation should be continued. In determining whether an increase in base compensation was appropriate for fiscal year 1997, the Committee reviewed the salary ranges recommended by management and consulted with the Chief Executive Officer. The

     Committee subjectively determined on the basis of discussions with the Chief Executive Officer and its experience in business generally and with the Corporation specifically the levels of base compensation it deemed appropriate for each executive officer after taking into consideration their respective contributions and external non-controllable market conditions. As a result of this analysis, increases in base salaries (other than those related to increased responsibilities) averaging 7.7% were awarded to executive officers (other than the Chief Executive Officer) during fiscal year 1997, reflecting the Committee's subjective judgment as to the individual contributions to the success of meeting the Corporation's budgetary or other targets and to the Corporation's overall performance. The Committee did not assign any relative weight to the quantitative and qualitative factors that it applied subjectively in reaching its base compensation decisions.

          Annual Incentive Compensation. The Committee believes that compensation should be in part directly linked to operating performance. To achieve this link with regard to short-term performance, the Committee has relied on cash bonuses. Generally, bonuses have been awarded under the Management Incentive Plan under which cash awards equal to a percentage of a fiscal year base salary can be granted to officers and key employees based on the extent to which actual earnings of the Corporation during a fiscal year are 80% or more of the earnings target approved by the Committee for such fiscal year. The amount of any award varies with the level of responsibility and the percentage of actual earnings to target earnings, with a maximum bonus predicated on 150% of the target bonus percentage for each responsibility level. The Committee also has awarded periodically discretionary bonuses to officers and other employees based on recommendations from management and consultations with the Chief Executive Officer. Based on discussions with the Chief Executive Officer and the members' experience in business generally, the Committee determined subjectively the amount of each such bonus after taking into consideration the employee's past and potential for future contributions to the Corporation. During fiscal year 1997, no bonuses were awarded under the Management Incentive Plan, but discretionary bonuses aggregating $129,000 were awarded to executive officers (other than the Chief Executive Officer).

          Long-Term Incentive Compensation. Stock options are currently the principal vehicle for payment of long-term incentive compensation. The Committee believes that an integral part of the Corporation's executive compensation policies is equity-based compensation plans which encourage and create ownership of the Corporation's stock by its executives, thereby aligning executives' long-term interests with those of the shareholders. These long-term incentive programs are principally reflected in the Marsh Equity Ownership Plan, the 1987 Stock Option Plan and the 1991 Employee Stock Incentive Plan ("1991 Plan"). The Committee believes that significant stock ownership is a major incentive in building shareholder value and reviews awards of options with that goal in mind.

          The Corporation has no set policy as to when stock options should be awarded, although historically stock options generally have been awarded during or near the period between the end of the fiscal year and the next succeeding annual meeting of shareholders. The Committee believes that the Corporation should make it a part of its regular executive compensation policies to grant periodic awards of stock options to executive officers and other key employees as part of the compensation package that is reviewed annually for each executive officer. This grant should be made within guidelines established at the time of the annual review. The Committee's policy is that the material terms of stock options should not be amended after grant and that the Committee should take into account the number of shares and options held by each executive officer. During fiscal year 1997, the Committee did not authorize any grants under the 1991 Plan to officers or other key employees.

          The Committee believes that greater reliance can be placed on long-term incentive compensation, with a view to setting the overall values of the Corporation's compensation package for executive officers at approximately the 50th to 75th percentile of total compensation packages for executives of the selected peer group companies if the Corporation achieves the annual earnings target, with maximum total compensation at the 75th to 90th percentile. The long-term awards may be composed of vehicles in addition to stock options, such as restricted stock, phantom stock, or stock appreciation rights, still keeping within the target and maximum total compensation levels.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Committee believes that the compensation package for the Chief Executive Officer is consistent with its general policies concerning executive compensation and is appropriate in light of the Corporation's financial objectives and performance. Awards of long-term incentive compensation to the Chief Executive Officer are considered concurrently with awards to other executive officers and follow the same general policies as such other long-term incentive awards.

     1997 Compensation of the Chief Executive Officer. In setting the salary and incentive compensation levels of the Chief Executive Officer for fiscal year 1997, the Committee reviewed his performance in moving the Corporation towards its desired strategic direction. Although these strategic moves in conjunction with competitive conditions have caused earnings dilution in the short term, the Committee considered these strategic moves to be in the best long-term interests of the Corporation and its shareholders. Based on these factors, and considering the leadership skills and individual efforts of the Chief Executive Officer in guiding overall performance in light of significant past and future competitive changes, as well as recognizing his continuing active leadership role in local, state, and industry matters, the Committee, in lieu of an increase in base salary, awarded the Chief Executive Officer a cash bonus of $110,000.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code, enacted as a part of OBRA, generally disallows a tax deduction to public companies for compensation paid to any executive officer in excess of $1,000,000 annually. Under the IRS regulations, executive compensation pursuant to the Corporation's stock incentive plans should qualify as performance-based compensation and, therefore, be excluded from the calculation of the deduction limit. The Committee currently anticipates that substantially all compensation to be paid in future years will be deductible under Section 162(m) because executive officer compensation is well below the limit and because the Committee intends to continue utilizing performance-based compensation.

                                Stephen M. Huse, Chairman
                                Jack E. Buckles
                                James K. Risk, III

                               PERFORMANCE GRAPH

             MARSH SUPERMARKETS, INC., RUSSELL 2000, AND PEER GROUP
                 COMPARISON OF TOTAL RETURN TO SHAREHOLDERS(1)

                                  MARSH           MARSH
                              SUPERMARKETS,   SUPERMARKETS,
     MEASUREMENT PERIOD        INC. (CLASS     INC. (CLASS       RUSSELL           PEER
   (FISCAL YEAR COVERED)          A)(3)           B)(3)          2000(3)       GROUP(2)(3)
1992                                    $100            $100            $100            $100
1993                                    $ 84            $ 72            $113            $ 90
1994                                    $ 64            $ 64            $123            $ 80
1995                                    $ 72            $ 59            $128            $ 87
1996                                    $ 80            $ 79            $162            $110
1997                                    $ 89            $ 85            $168            $138

---------------

(1) Assumes $100 investment on March 29, 1992 in Marsh Supermarkets, Inc., Russell 2000, and Peer Group. Total returns are calculated on dividends reinvested basis. Indices are weighted by market capitalization.
(2) Peer Group comprised of the following companies:
    Bruno's Inc.                             Quality Food Centers, Inc.
    Casey's General Stores, Inc.             Riser Foods, Inc. (Class A)
    Delchamps, Inc.                          Seaway Food Town, Inc.
    Eagle Food Centers, Inc.                 Smith's Food and Drug Centers, Inc.
    Foodarama Supermarkets, Inc.             Stop and Shop Companies, Inc.
    Giant Foods, Inc.                        Uni-Marts, Inc. (Class A)
    Hannaford Bros. Company                  Village Supermarkets, Inc.
    Ingles Markets, Inc.                     The Vons Companies, Inc.
    The Penn Traffic Company                 Weis Markets, Inc.
(3) Data for Marsh Supermarkets, Inc., Peer Group and Russell 2000 was provided by D.F.King & Co., Inc.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors, and persons who own more than 10% of the outstanding shares of a registered class of a corporation's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the corporation with copies of all Section 16(a) forms they file.

     Based solely on a review of the Forms 3, 4 and 5 and amendments thereto and certain written representations furnished to the Corporation, the Corporation believes that its executive officers, directors, and greater than 10% beneficial owners complied with all applicable filing requirements of Section 16(a) during fiscal year 1997, except J. Michael Blakley, whose purchase of shares of Common Stock of the Corporation failed to be reported timely on Form 4 through no fault of Mr. Blakley, and J. J. Bayt who inadvertently failed to report timely on Form 4 two transactions involving shares of Class B Common Stock of the Corporation.

                              INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee, the firm of Ernst & Young LLP, which audited the Corporation's financial statements for the past fiscal year, has been appointed by the Board of Directors as the Corporation's independent auditors to audit the consolidated financial statements for the fiscal year to end March 28, 1998. A representative of Ernst & Young LLP will be present at the Annual Meeting, and will have an opportunity to make a statement and respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors is not aware presently of any matters to be presented at the Annual Meeting other than the election of directors. If, however, other matters are properly brought before the Annual Meeting, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment on such matters. Shareholder proposals, intended to be included in the proxy material relating to the Annual Meeting of Shareholders to be held August 4, 1998, must be received by the Corporation not later than February 26, 1998. Such proposals should be addressed to the Corporate Secretary at the Corporation's principal executive offices.

     By order of the Board of Directors.

                                          MARSH SUPERMARKETS, INC.

                                          By:  /s/ P. LAWRENCE BUTT
                                             -----------------------------------
                                             P. Lawrence Butt, Secretary

Indianapolis, Indiana
June 26, 1997

     A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 29, 1997 MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO P. LAWRENCE BUTT, SECRETARY, MARSH SUPERMARKETS, INC., 9800 CROSSPOINT BOULEVARD, INDIANAPOLIS, INDIANA 46256-3350. COPIES OF EXHIBITS TO THE FORM 10-K ALSO WILL BE AVAILABLE UPON WRITTEN REQUEST ON PAYMENT OF CHARGES APPROXIMATING THE CORPORATION'S COST.

                                                                     Appendix A

                                     MARSH
                               SUPERMARKETS, INC.
                          YOUR VOTE IS VERY IMPORTANT
 Please sign, date, detach and return the card below in the envelope provided.

                                  DETACH CARD
--------------------------------------------------------------------------------

                            MARSH SUPERMARKETS, INC.

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints J. Michael Blakley, Charles R. Clark and James
K. Risk, III, or any one of them, as proxies, each with the power of substitution, and authorizes them to represent the undersigned, and to vote as indicated hereon all shares of Class A Common Stock of Marsh Supermarkets, Inc. held of record by the undersigned on June 2, 1997, at the Annual Meeting of Shareholders to be held August 5, 1997, and at any adjournment thereof.

1. The election of three (3) directors. NOMINEES ARE: Don E. Marsh, William L. Marsh, and Stephen M. Huse for terms of three years each.

   [ ] FOR ALL NOMINEES LISTED ABOVE EXCEPT THOSE WHOSE NAMES ARE WRITTEN BELOW:
   [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES.

------------------------------------------------------------

2. In their discretion with respect to such other business as may properly come before the meeting.

(PLEASE DATE AND SIGN ON REVERSE SIDE AND RETURN THIS PROXY IN THE ACCOMPANYING
                              ENVELOPE PROMPTLY.)

                                  DETACH CARD
--------------------------------------------------------------------------------

 UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR.

 Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, dated June 26, 1997, and the 1997 Annual Report to Shareholders is hereby acknowledged.

 Please sign exactly as your name(s) appear hereon. If shares are owned jointly, all owners should sign. If signing as attorney, executor, administrator, trustee, guardian, corporate officer or other representative capacity, please indicate your full title as such.

                                                   Dated:                 , 1997
                                                         -----------------

                                                   -----------------------------
                                                             Signature

                                                   -----------------------------
                                                             Signature

                                                                   Appendix B
                                     MARSH
                               SUPERMARKETS, INC.
                          YOUR VOTE IS VERY IMPORTANT
 Please sign, date, detach and return the card below in the envelope provided.

                                  DETACH CARD

--------------------------------------------------------------------------------

                            MARSH SUPERMARKETS, INC.
                                  401(k) PLAN

     THIS INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby authorizes the Trustee of the Marsh Supermarkets, Inc. 401(k) Plan ("Plan") to appoint J. Michael Blakley, Charles R. Clark and James
K. Risk, III, or any one of them, as attorneys-in-fact and proxies, each with the power of substitution, and authorizes such persons to represent the undersigned, and to vote as indicated hereon all shares of Class A Common Stock of Marsh Supermarkets, Inc. credited to the undersigned's account in the Plan as of June 2, 1997, at the Annual Meeting of Shareholders to be held August 5, 1997, and at any adjournment thereof.

1. The election of three (3) directors. NOMINEES ARE: Don E. Marsh, William L. Marsh, and Stephen M. Huse for terms of three years (3) each.

   [ ] FOR ALL NOMINEES LISTED ABOVE EXCEPT THOSE WHOSE NAMES ARE WRITTEN BELOW:
   [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES.

------------------------------------------------------------

2. In their discretion with respect to such other business as may properly come before the meeting.

 (PLEASE DATE AND SIGN ON REVERSE SIDE AND RETURN THIS INSTRUCTION CARD IN THE
                        ACCOMPANYING ENVELOPE PROMPTLY.)

                                  DETACH CARD
--------------------------------------------------------------------------------

 UNLESS OTHERWISE SPECIFIED, THIS INSTRUCTION CARD WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR.

 Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, dated June 26, 1997, and the 1997 Annual Report to Shareholders is hereby acknowledged.

 Please sign exactly as your name(s) appear below.

                                                   Dated:                 , 1997
                                                         -----------------

                                                   -----------------------------
                                                             Signature

                                                   -----------------------------
                                                             Signature

                                                                     Appendix C


                                     MARSH
                               SUPERMARKETS, INC.
                          YOUR VOTE IS VERY IMPORTANT
 Please sign, date, detach and return the card below in the envelope provided.

                                  DETACH CARD

--------------------------------------------------------------------------------

                            MARSH SUPERMARKETS, INC.
                          MARSH EQUITY OWNERSHIP PLAN

     THIS INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby authorizes the Trustee of the Marsh Equity Ownership Plan ("Plan") to appoint J. Michael Blakley, Charles R. Clark and James K. Risk, III, or any one of them, as attorneys-in-fact and proxies, each with the power of substitution, and authorizes such persons to represent the undersigned, and to vote as indicated hereon all shares of Class A Common Stock of Marsh Supermarkets, Inc. credited to the undersigned's account in the Plan as of June 2, 1997, at the Annual Meeting of Shareholders to be held August 5, 1997, and at any adjournment thereof.

1. The election of three (3) directors. NOMINEES ARE: Don E. Marsh, William L. Marsh, and Stephen M. Huse for terms of three (3) years each.

   [ ] FOR ALL NOMINEES LISTED ABOVE EXCEPT THOSE WHOSE NAMES ARE WRITTEN BELOW:
   [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES.

------------------------------------------------------------

2. In their discretion with respect to such other business as may properly come before the meeting.

 (PLEASE DATE AND SIGN ON REVERSE SIDE AND RETURN THIS INSTRUCTION CARD IN THE
                        ACCOMPANYING ENVELOPE PROMPTLY.)

                                  DETACH CARD
--------------------------------------------------------------------------------

 UNLESS OTHERWISE SPECIFIED, THIS INSTRUCTION CARD WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR.

 Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, dated June 26, 1997, and the 1997 Annual Report to Shareholders is hereby acknowledged.

 Please sign exactly as your name(s) appear below.

                                                   Dated:                 , 1997
                                                         -----------------

                                                   -----------------------------
                                                             Signature

                                                   -----------------------------
                                                             Signature